Exhibit 10.34

Stock Option Agreement

March 9, 2007

This is a Stock Option Agreement between Saks Incorporated (the “Company”) and the individual who has executed this Stock Option Agreement above the signature line “Signature of Optionee”) (the “Optionee”).

Preliminary Statement

This Agreement is made pursuant to the Company’s 2004 Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Agreement are defined in the Plan as of, and without giving effect to any amendment after, the date of this Agreement.

Terms and Conditions

The Company and the Optionee agree as follows:

1. Options Covered.

a. This Agreement is an agreement referred to in paragraph 6 of the Plan. For each of the Company’s stock option grants to the Optionee pursuant to the Plan (each an “Option Grant”), this Agreement, the Plan, and each document given to the Optionee reflecting the amount, exercisability, and other terms of the Option Grant (“Grant Document”) govern. Each Grant Document is incorporated by reference into, and made a part of, this Agreement. In this Agreement the words (i) “Common Stock” mean the Company’s Common Stock, par value $.10 per share, (ii) “Option” and “Options” mean the right and option to purchase all or any part of the number of shares of Common Stock subject to an Option Grant, (iii) “exercise of the Options” and similar words used in this Agreement mean the purchase of shares of Common Stock subject to an Option Grant in accordance with this Agreement, (iv) “Exercise Price” mean the price the Optionee must pay to the Company to exercise an option as specified by the Company in a Grant Document. The Optionee is not required to exercise the Options. The Options are not “incentive stock options” as those terms are used in Section 422 of the Internal Revenue Code of 1986.

b. No Option may be exercised after the date that is the seventh anniversary of the Option’s date of grant and will terminate on that date (the “Option Termination Date”).

2. Exercisability of Options.

a. Except as the Grant Document may otherwise specify for an Option Grant and (i) subject to the other Sections of this Agreement and the Plan, and (ii) unless the Options have terminated or have been forfeited in accordance with this Agreement or the Plan, the Optionee on or before the Option Termination Date may purchase shares of Common Stock subject to an Option Grant as follows:

Percent Of Number Of Shares Specified In The Option Grant That May Be Purchased	Date After Which Shares May Be Purchased
25%	First anniversary of date of grant
50%	Second anniversary of date of grant
75%	Third anniversary of date of grant
100%	Fourth anniversary of date of grant

The above vesting schedule applies only if the Grant Document is silent as to vesting.

3. Exercising the Options.

a. The Optionee may exercise Options that are exercisable in accordance with Section 2 and that have not terminated or been forfeited in accordance with this Agreement or the Plan. To exercise Options included as part of an Option Grant, the Optionee must, on or prior to the Option Termination Date for the Option Grant, notify the Company (attention: Senior Stock Plan Administrator) of the number of whole shares of Common Stock the Optionee intends to purchase. The Optionee may not purchase less than 100 shares of Common Stock upon any exercise unless the number of shares of Common Stock subject to the Options at the time of exercise is less than that number. Unless otherwise directed by the Company and subject to Section 10, the Optionee must include payment of the Exercise Price times the number of shares of Common Stock to be purchased (the “Purchase Price”). The date on which the Optionee delivers the written notice to the Company in accordance with this subsection a. is referred to in this Agreement as the “Exercise Date.” Any fraction of a share of Common Stock that would be required to pay the Purchase Price will be disregarded and the remaining amount due will be paid in cash by the Optionee.

b. The Optionee must pay the Purchase Price (1) in cash, (2) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of the exercise, (3) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise, or (4) by combination of (1) and (2).

c. When the Optionee complies with the requirements of this Section 3 and is otherwise in compliance with this Agreement and the Plan, in each case to the reasonable satisfaction of the Committee, the Company will promptly deliver to the Optionee one or more stock certificates that together represent, or at the Company’s election deliver to the Optionee other appropriate evidence of, the shares of Common Stock that the Optionee has purchased.

4. Termination of Employment.

a. Except as provided in this Section 4 and in Section 5, the Optionee may not exercise Options unless the Optionee is then in the employ of the Company or an affiliated corporation, and the Optionee has remained continuously so employed since the date of grant of the Options.

b. If the Optionee’s employment terminates (other than by reason of disability, retirement from employment with the Company at age 65, or death), the Optionee may, for a period of three months from the date of termination, exercise all Options that are exercisable in accordance with Section 2 (determined in accordance with subsection d. of this Section 4) and that have not otherwise terminated or been forfeited in accordance with this Agreement or the Plan.

c. If the Optionee’s employment terminates by reason of retirement from employment with the Company at age 65 or disability, the Optionee may, for a period of one year from the date of termination, exercise all Options that are exercisable in accordance with Section 2 (determined in accordance with subsection d. of this Section 4) and that have not otherwise terminated or been forfeited in accordance with this Agreement or the Plan.

d. For purposes of subsections b. and c. of this Section 4, the number of shares of Common Stock that may be purchased upon exercise of the Options in accordance with Section 2 will be determined as of the date of termination and not as of the date the Options are exercised or any other date.

e. Nothing in this Agreement or in the Plan will confer upon the Optionee any right to continue in the employ of the Company or any of its affiliated corporations or interfere in any way with the right of the Company or any affiliated corporation to terminate the Optionee’s employment at any time.

5. Death of Optionee.

If the Optionee dies (a) while employed by the Company or an affiliated corporation , (b) within twelve months after termination due to retirement from employment with the Company at age 65 or disability, or (c) within three months after termination for any other reason, the Optionee’s beneficiary may, for a period of one year from the date of the Optionee’s death, exercise all Options that are exercisable in accordance with Section 2 (determined in accordance with the next sentence of this Section 5) and that have not otherwise terminated or been forfeited in accordance with this Agreement or the Plan. The number of shares of Common Stock that may be purchased upon exercise of the Options in accordance with Section 2 will be determined as of the date of death and not as of the date of termination or any other date.

6. Non-Transferability of Options.

Except as provided in the Plan, the Options are not transferable.

7. Rights as a Stockholder.

Neither the Optionee nor the permitted transferee of the Options will have any right as a stockholder with respect to the shares of Common Stock subject to the Options until the Company issues a stock certificate to the Optionee or the permitted transferee of the Options for the shares of

Common Stock acquired upon exercise of the Options in accordance with this Agreement. If the record date for any dividend or distribution precedes the Company’s issuance of a stock certificate for shares of Common Stock acquired upon exercise of the Options in accordance with this Agreement, neither the Optionee nor the permitted transferee of the Options will be entitled to the dividend or distribution with respect to the shares of Common Stock represented by the stock certificate.

8. Forfeiture of Options.

(a) Notwithstanding anything in the Plan to the contrary and unless otherwise determined by the Committee, the Optionee will forfeit all unexercised Options if (i) the participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity determined by the Committee, in its sole discretion, to be competitive with any business or activity conducted by the Company or any of its subsidiaries; or (ii) the Optionee performs any act or engages in any activity that in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

(b) Notwithstanding anything in the Plan to the contrary and unless otherwise determined by the Committee, if within six months following an Optionee’s termination of employment the Optionee, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity determined by the Committee, in its sole discretion, to be competitive with any business or activity conducted by the Company or any of its subsidiaries, the participant shall be required to pay to the Company an amount in cash equal to the amounts realized in connection with the Optionee’s exercise of Options on or after, or within six months prior to, the Optionee’s termination of employment.

9. Other Restrictions.

The exercise of the Options is subject to the requirement that, if at any time the Committee determines that any one or more of the following is a reasonably necessary or desirable condition to exercise of the Options:

a. the listing, registration or qualification of the shares of Common Stock subject to the Options upon any securities exchange or in accordance with any applicable law,

b. the consent or approval of any regulatory or governmental authority, or

c. the Optionee’s agreement to dispose of shares of Common Stock acquired pursuant to exercise of the Options in accordance with applicable law,

then any exercise of the Options will not be effective until all of the conditions so determined by the Committee are met.

10. Taxes and Withholding.

a. The Optionee will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, all federal, state, and local income taxes required by law to be withheld upon the exercise of the Options (“Taxes”). The Company will, to the extent permitted or required by law, have the right to deduct all Taxes from any payment of any kind otherwise due to the Optionee.

b. The Optionee may satisfy the Optionee’s obligation to pay Taxes by requesting that the Company withhold, from the shares of Common Stock to be delivered to the Optionee upon each exercise of the Options, a number of shares having a fair market value equal to the amount of the Taxes.

11. Effect of Agreement.

This Agreement will be binding upon and will inure to the benefit of any successor or successors of the Company.

12. Conflicts and Interpretation.

a. Except as provided in this Section 12, as to each Option Grant this Agreement, the Grant Document for the Option Grant, and the Plan constitute the entire agreement of the Company concerning the subject matter of this Agreement, the Grant Document, and the Plan.

b. The following rules of interpretation apply:

(i) If this Agreement and a Grant Document are silent about any matter, the Plan governs.

(ii) If a Grant Document conflicts with this Agreement, the Grant Document governs.

(iii) If a Grant Document conflicts with the Plan, the Plan governs.

(iv) If a Grant Document is silent about any matter and the Agreement conflicts with the Plan, the Plan governs.

(v) If a Grant Document is ambiguous, this Agreement governs unless this Agreement is ambiguous or silent, in which event the Plan governs.

(vi) The headings of sections are included solely for convenience of reference and will not affect the meaning or interpretation of this Agreement.

13. Notices.

Notices and communications under this Agreement must be in writing and delivered personally, by overnight courier, or by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Saks Incorporated

Human Resources Department

12 East 49th Street

New York, New York 10017

Attn: Senior Stock Plan Administrator

or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

14. Amendment.

This Agreement may not be modified, amended, or waived in any manner except in writing signed by the Company and the Optionee. The waiver by the Company or the Optionee of compliance with any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of a provision of this Agreement.

15. Administration.

The authority to manage and control the operation and administration of this Agreement will be vested in the Committee. The Committee will have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

16. Governing Law.

Tennessee law will govern the interpretation, performance, and enforcement of this Agreement, except to the extent that Tennessee law may be superseded by any federal law.

Saks Incorporated

By:
Executive Vice President-Human Resources

«Name»
Name of Optionee

Signature of Optionee

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